Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
Telefax: (781) 250-0115

Repligen Announces Asset Purchase Agreement with BioMarin

for HDACi Portfolio

– Includes Preclinical Compounds for Potential Treatment of Friedreich’s Ataxia –

WALTHAM, MA – January 21, 2014 – Repligen Corporation (NASDAQ:RGEN) announced today that it has entered into an asset purchase agreement with BioMarin Pharmaceutical Inc. (“BioMarin”) to advance Repligen’s histone deacetylase inhibitor (HDACi) portfolio. The HDACi portfolio includes multiple orally bioavailable small molecule compounds as well as enabling technologies. Under the terms of the agreement, Repligen will receive an upfront payment of $2 million from BioMarin and it has the potential to receive up to $160 million in future milestone payments for the development, regulatory approval and commercial sale of portfolio compounds included in the agreement. In addition, Repligen is eligible to receive royalties on sales of therapeutic products originating from the HDACi portfolio. Potential applications of the HDACi portfolio include Friedreich’s ataxia and other neurological disorders.

“The outlicensing of our HDAC portfolio, which includes the Friedreich’s ataxia program, is consistent with our objective to realize financial value from discontinued therapeutic development programs as we fully focus on the expansion of Repligen’s bioprocessing business,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer of Repligen. “BioMarin is an ideal partner for the HDACi program based on the company’s history of successfully developing and commercializing first-to-market and best-in-class therapies for people with serious rare disorders.”

About Friedreich’s ataxia

Friedreich’s ataxia (FA) is a progressive, neurological disorder that affects approximately 20,000 people in the United States and Europe, typically resulting in wheelchair dependence in young adulthood and early death due to cardiac failure. It is caused by mutations in the FXN gene, and is inherited in an autosomal recessive manner. FXN mutations result in reduced expression of frataxin protein, manifesting in progressive neurological and cardiac damage. Major neurological symptoms include muscle weakness and ataxia, a loss of balance and coordination. These symptoms typically appear between 10 and 15 years of age, but FA has been diagnosed in people from ages 2 to 50 with earlier onset associated with a more severe course.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and

Repligen Announces Licensing Agreement with BioMarin for HDACi Portfolio

January 21, 2014

biopharmaceutical companies worldwide. We are a leading manufacturer of Protein A, a critical reagent used to separate and purify monoclonal antibody therapeutics. We also supply several growth factor products used to increase cell culture productivity during the fermentation stage of drug manufacturing. In addition, we have developed and market our OPUS® line of pre-packed “plug-and-play” chromatography columns, and we provide test kits to ensure final product quality. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, express or implied statements regarding the potential utility of compounds and technologies in the HDACi portfolio for the treatment of Friedreich’s ataxia and other neurological disorders; the clinical success of compounds and technologies in the HDACi portfolio and any further clinical development and our receipt of any future payments under the terms of our agreement with BioMarin; our strategic decision to focus on the growth of our bioprocessing business, the future demand for our bioprocessing, growth factor and chromatography products; plans and objectives for future operations; our ability to successfully negotiate and consummate partnering transactions for our clinical stage assets; plans and objectives for product development and acquisitions; plans and objectives for regulatory approval, product development, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such  forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially  from those anticipated, including without limitation, risks associated with: the success of clinical trials; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully negotiate and consummate development and commercialization partnerships for our portfolio of clinical-stage assets on acceptable terms, if at all; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; the ability to obtain, and the timing and receipt of, FDA or other regulatory approval; the success of current and future collaborative or supply relationships; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; new approaches to the treatment of our targeted diseases; our compliance with all Food and Drug Administration and EMEA regulations; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Corporation

Sondra Newman

Director Investor Relations

(781) 419-1881

snewman@repligen.com

Source: Repligen Corporation

# # #

2